Exhibit 10(a)

Jorden Burt LLP

1025 Thomas Jefferson Street, N.W.	Brickell Avenue, Suite 500
Suite 400 East	Miami, Florida 33131-2803
Washington, D.C. 20007-5208	(305) 371-2600
(202) 965-8100	Telecopier: (305) 372-9928

Telecopier: (202) 965-8104

175 Powder Forest Drive
Suite 201
Simsbury, CT 06089-9668
(860) 392-5000
Telecopier: (860) 392-5058

HTTP://www.jordenusa.com

January 3, 2006

First Great-West Life & Annuity Insurance Company

50 Main Street, 9th Floor

White Plains, New York 10606

Re:	Variable Annuity-1 Series Account
	Registration Statement on Form N-4, File Nos. 811-08183; 333-	;

Ladies and Gentlemen:

We have acted as counsel to First Great-West Life & Annuity Insurance Company (formerly Canada Life Insurance Company of New York), a New York corporation, regarding the federal securities laws applicable to the issuance and sale of the contracts described in the above-referenced registration statement. We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of the above referenced registration statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/Jorden Burt LLP

JORDEN BURT LLP